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                                                                   EXHIBIT 10.32

                MOTOROLA MID RANGE INCENTIVE PLAN (MRIP) OF 2003,

                                   AS AMENDED

ELIGIBILITY

Senior and Executive Vice Presidents and other officers of Motorola, Inc. ("Motorola") or a Subsidiary, as recommended by the Chief Executive Officer and approved by the Compensation and Leadership Committee of the Board of Directors ("Committee"), are eligible to participate in the Motorola Mid Range Incentive Plan (MRIP) of 2003, as Amended (the "Plan"). The Chief Executive Officer and the Chief Operating Officer (if any) are also eligible to participate as approved by the Committee.

PARTICIPATION

Generally, officers who become eligible to participate during the first quarter of a performance cycle will participate in a full two-year performance cycle. The participation of officers who are promoted or newly hired after the first quarter of a performance cycle shall be at the discretion of the Chief Executive Officer.

OVERVIEW

The Plan is being implemented pursuant to the terms and conditions of the Omnibus Incentive Plan of 2003 ("Omnibus Plan"). Here is an overview of the
Plan:

-     PERFORMANCE CYCLE

      The Plan is based upon two-year performance cycles selected by the Committee with the first performance cycle beginning on January 1, 2003.

-     PERFORMANCE MEASURES

      Performance measures for each cycle will be determined by the Committee based on cumulative improvement in economic profit and cumulative sales growth during each two-year performance cycle of Motorola, Inc. Economic profit is defined as net operating profit after tax minus a capital charge.

      Net operating profit after tax and sales for each year during a performance cycle shall be determined in accordance with generally accepted accounting principles but shall exclude the effect of all acquisitions with a purchase price of $250 million or more, all gains or losses on the sale of a business, any asset impairment equal to $100 million or more, and any other special items designated by the Committee.

-     MAXIMUM EARNED AWARD

      A participant's maximum earned award will be two times his/her target award. A participant's target award is established at the commencement of a performance cycle based on a percentage of the participant's base pay in effect at that time.

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-     THE PAYOUT PROCESS

      - All earned awards will be paid in cash. Payments will be made as soon as administratively practicable following the close of a performance cycle.

      -     A participant has no right to any award until that award is paid.

      - If the Committee determines, in its sole discretion, that a participant has engaged in any activity at any time, prior to the payment of an award, that the Committee determines was, is, or will be harmful to the Company, the participant will forfeit any unpaid award.

SITUATIONS AFFECTING THE PLAN

-     CHANGE IN EMPLOYMENT

      - Generally, a participant will be eligible for payment of an earned award only if employment continues through the last day of the performance cycle.

      - Pro rata awards may be possible, however, depending upon the type of the employment termination. The table below summarizes how earned awards will generally be prorated in accordance with the type of employment termination:

IF EMPLOYMENT TERMINATES DUE TO...         THE EARNED AWARD WILL BE...
----------------------------------         ---------------------------
Death                                      Pro rated award based on the number of completed months within the performance cycle the participant actually was working.

Total and Permanent Disability             Pro rated award based on the number of completed months within the performance cycle the participant actually was working.

Retirement                                 Pro rated award based on the number of completed months within the performance cycle the participant actually was working.

Termination of Employment Because of       Forfeited.
Serious Misconduct

Change in Employment in Connection         Forfeited.
with a Divestiture

Termination of Employment for any Other    Forfeited.
Reason than Described Above

      - In the event a participant remains on payroll as an active employee at the end of a performance cycle, but is not actually working, whether or not on a Leave of Absence, the participant will be entitled to a pro rata award based on the number of completed months within the performance cycle in

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            which the participant was actually working, provided that the participant is otherwise eligible for an award.

      - A prorated payout will be based on final performance results and paid as soon as administratively practicable after the end of a performance cycle.

            For purposes of the Plan, "Total and Permanent Disability" and Retirement" will be defined as set forth below:

      - TOTAL AND PERMANENT DISABILITY means for (x) U.S. employees, entitlement to long-term disability benefits under the Motorola Disability Income Plan, as amended and any successor plan and (y) non-U.S. employees, as established by applicable Motorola policy or as required by local regulations.

      - RETIREMENT means retirement from Motorola or a Subsidiary as follows:

            (i) Retiring at or after age 55 with 20 years of service;

            (ii) Retiring at or after age 60 with 10 years of service;

            (iii) Retiring at or after age 65, without regard to years of service;

            (iv) Retiring with any other combination of age and service, at the discretion of the Committee.

            Years of service will be based on the participant's Service Club
            Date.

-     CHANGE IN CONTROL

      If Motorola undergoes a Change in Control as defined in the Omnibus Plan:

      - The cumulative sales growth and cumulative economic profit improvement will be determined as of the effective date of the Change in Control.

      - Pro rata award payments will be made based on the number of completed months of the cycle as of the effective date of the Change in Control.

      - Awards will be paid in cash as soon as administratively practicable following the effective date of the Change in Control.

DEFINITION OF TERMS

"Subsidiary" means an entity of which Motorola owns directly or indirectly at least 50% and that Motorola consolidates for financial reporting purposes.

"Serious Misconduct" means any misconduct that is a ground for termination under the Motorola Code of Business Conduct, or human resources policies, or other written policies or procedures.

"Leave of Absence" means an approved leave that carries a right of return to work at the end of the leave period.

If a term is used but not defined, it has the meaning given such term in the Omnibus Plan.

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RESERVATION AND RETENTION OF COMPANY RIGHTS

      - The selection of any employee for participation in the Plan will not give that participant any right to be retained in the employ of the Company.

      - Participation in the Plan is completely at the discretion of Motorola, and Motorola's decision to make an award in no way implies that similar awards may be granted in the future.

      - Anyone claiming a benefit under the Plan will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of Plan that affect that person have been fulfilled as specified herein.

      - No employee will at any time have a right to be selected for participation in a future performance period for any fiscal year, despite having been selected for participation in a previous performance period.

GOVERNANCE

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, all of which will be binding upon the participant.

AMENDMENT. MODIFICATION, AND TERMINATION

The Committee may amend, modify, or terminate the Plan and the terms applicable to any performance cycle at any time; provided, however, that no such action may adversely affect a participant's rights under the Plan subsequent to such time as negotiations or discussions which ultimately lead to a Change in Control have commenced.

MISCELLANEOUS PROVISIONS

      - Award opportunities may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      - The Company will have the right to deduct from any or all payments under the Plan amounts sufficient to satisfy all federal, state and local withholding tax requirements.

      - To the extent permitted by law, amounts paid under the Plan will not be considered to be compensation for purposes of any benefit plan or program maintained by the Company.

      - All obligations of the Company under the Plan with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

      - In the event that any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining

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            parts of the plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

      - No participant or beneficiary will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

      - To the extent not preempted by federal law, the Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the state of Illinois without giving effect to the principles of conflicts of laws.

      - This Plan constitutes a legal document which governs all matters involved with its interpretation and administration and supersedes any writing or representation inconsistent with its terms.

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